AGREEMENT

                                     BETWEEN



                       LYKES MINERALS CORP. ("Purchaser");

                                       and

               COASTAL CARIBBEAN OILS & MINERALS, LTD. ("CCO") and
                        COASTAL PETROLEUM COMPANY ("CPC")




                             DATED OCTOBER 16, 1992



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                                TABLE OF CONTENTS

1.       PURCHASE AND SALE.....................................................1
         A.       Initial Purchase.............................................1
         B.       Use of Purchase Price........................................2

2.       OPTION AGREEMENT......................................................2
         A.       Options......................................................2
         B.       Use of Option Purchase Price.................................4
         C.       Additional Conditions Precedent..............................4

3.       EXCHANGE OF SHARES....................................................4
         A.       Exchange Privilege...........................................4
         B.       Manner of Exchange...........................................4
         C.       Delivery of Share Certificates, Fractional Shares............5
         D.       Compliance With Laws.........................................5
         E.       Reservation of Shares........................................5
         F.       Exchange for Royalty.........................................5
         G.       Disposition of Leasehold Interest............................6

4.       ANTI-DILUTION.........................................................6
         A.       Stock Adjustments............................................6
         B.       Stock in Cancellation of Indebtedness........................6
         C.       CCO Stock Issuance...........................................7
         D.       CPC Stock Issuance...........................................7

5.       REPRESENTATIONS AND WARRANTIES OF CCO AND CPC.........................7
         A.       Organization and Good Standing...............................7
         B.       Capitalization...............................................7
         C.       Subsidiaries.................................................8
         D.       Execution and Effect of Agreement............................8
         E.       Financial Statements.........................................9
         F.       No Undisclosed Liabilities...................................9
         G.       Taxes........................................................9
         H.       No Adverse Change............................................9
         I.       Securities Law Compliance...................................10
         J.       Business and Properties.....................................10
         L.       Permits: Compliance with Laws...............................10
         M.       Insurance...................................................10
         N.       Material Obligations........................................11
         O.       Labor Disputes..............................................11
         P.       ERISA.......................................................11
         Q.       Share Validity and Encumbrances.............................11

         R.       No Misrepresentation........................................11
         S.       Registration Rights.........................................11
         T.       Drilling Leases.............................................11
         U.       Royalty Interests...........................................12
         V.       Acknowledgement of Benefits.................................12
         W.       No Brokers or Finders.......................................12

6.       INDEMNIFICATION AND SURVIVAL OF
         REPRESENTATIONS, WARRANTIES AND COVENANTS............................12
         A.       Survival....................................................12
         B.       Indemnification.............................................12

7.       REGISTRATION OF CCO STOCK............................................12
         A.       Registration Rights.........................................12
         B.       Agreement of Purchase.......................................13
         C.       Costs.......................................................13

8.       ADDITIONAL COVENANTS OF CCO AND CPC..................................13
         A.       Settlement of Lawsuits......................................13
         B.       Dividends and Distributions.................................13
         C.       Transfer of Assets..........................................14
         D.       Material Investments........................................14
         E.       Articles and Bylaws.........................................14
         F.       Lines of Business...........................................14
         G.       Conduct of Business.........................................14
         H.       Financial Reports...........................................14
         I.       Access......................................................14
         J.       Representations and Warranties..............................14
         K.       Opt Out ofss.607.0901 and 607.0902..........................14
         L.       Revised Structure...........................................14
         M.       Intercompany Payments.......................................14
         N.       Right of First Refusal......................................15
         O.       Duration....................................................15

9.       DEFAULTS AND REMEDIES................................................15
         A.       Defaults....................................................15
         B.       Remedies....................................................15

10.      NOTICES..............................................................15

11.      LAW GOVERNING AGREEMENT..............................................16

12.      PARTIES BOUND........................................................16

13.      ASSIGNMENT...........................................................16

14.      PUBLIC ANNOUNCEMENTS.................................................16

15.      EXPENSES.............................................................16

16.      FURTHER ASSURANCES...................................................16

17.      AMENDMENT AND MODIFICATION...........................................16

18.      COUNTERPARTS.........................................................17

19.      ENTIRE AGREEMENT.....................................................17

20.      SEVERABILITY.........................................................17



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                                  EXHIBIT LIST

                                                                            Page

Exhibit A - Opinion of Counsel                                               1,4
Exhibit B - Agreement with D'Alessandro                                        3
Exhibit C - Royalty Agreement                                                  5
Exhibit D - Certified Articles and By-laws                                     7
Exhibit E - Drilling Leases                                                   12
Exhibit F - Royalty Interests                                                 12
Exhibit G - Confidentiality Agreement                                         15
Exhibit H - Public Announcement                                               17

                                A G R E E M E N T

         THIS AGREEMENT made and entered into as of the ________ day of October, 1992, by and between:

                  LYKES  MINERALS  CORP.,  a  Florida   corporation  having  its
                  principal office in Tampa, Florida, (hereinafter referred to as the "Purchaser"); and

                  COASTAL CARIBBEAN OILS & MINERALS, LTD., a Bermuda corporation having its principal office in Hamilton, Bermuda (hereinafter referred to as "CCO") and

                  COASTAL PETROLEUM COMPANY, a Florida corporation having its principal office in Tallahassee, Florida and majority owned subsidiary of CCO (hereinafter referred to as "CPC").

         In consideration of the sums set forth and the stated covenants and options, the parties agree as follows:

         1.       PURCHASE AND SALE.

                  A.   Initial Purchase.

                  (i) Subject to the terms and conditions set forth in this Agreement and in reliance on the representations and warranties contained herein, at the Closing (defined in Section 1.A.(iii)) CCO shall sell to the Purchaser and the Purchaser shall purchase from CCO six (6) shares of CPC Common Stock (defined in Section 5.B.(ii)) owned by CCO.

                  (ii) The purchase price (the "Purchase Price") for the six (6) shares of CPC Common Stock shall be Two Hundred and Forty Thousand Dollars ($240,000.00) payable in cash or other immediately available funds at the Closing.

                  (iii) The closing (the "Closing") shall take place at the offices of Macfarlane Ferguson, 111 E. Madison Street, Suite 2300, Tampa, Florida 33602, or at such other place the parties may mutually agree upon at 11:00 a.m. on or before Friday, October 30, 1992, (the "Closing Date"). At the Closing, CCO shall deliver to the Purchaser stock certificates evidencing the six (6) shares of CPC Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and shall take, or cause CPC to take, all other actions necessary to constitute the Purchaser the owner and holder of such shares, free and clear of any lien or encumbrance or restriction, and shall deliver such other documents and certificates reasonably requested by the Purchaser, including, without limitation, a certificate signed by the President of each of CCO and CPC certifying the truthfulness and correctness of the representations and warranties contained in Section 5 hereof and the opinion of counsel to CPC substantially in the form set forth as Exhibit A hereto and made a part hereof. Following CCO and CPC's satisfaction of the conditions precedent stated in the preceding sentence, the Purchaser shall deliver to CCO the Purchase Price. In the event CCO and CPC fail to satisfy such conditions precedent, then the Purchaser has the unconditional right to terminate this Agreement with no liability of any kind whatsoever.

                  B.   Use of Purchase Price.   CCO shall use the Purchase Price
as follows:

                  (i) A minimum of One Hundred and Twenty Thousand Dollars ($120,000.00) shall be promptly advanced by CCO to CPC and shall be used by CPC solely for the exploration and extraction of oil and other minerals on the property subject to CPC's Drilling Leases (defined in Section 5.T) and expenses related thereto.

                  (ii) The remaining portion of the Purchase Price may be used for any proper business purposes of CCO.

For so long as the Purchaser owns any shares of CPC Common Stock (or CCO Common Stock or the Royalty if CPC Common Stock is exchanged pursuant to Section 3 hereof), the Purchaser shall have the right to verify, through such procedures as the Purchaser deems reasonably necessary, that the Purchase Price is used solely as permitted by this Section 1.B. and Section 2.B.

         2.       OPTION AGREEMENT.

                  A. Options. Subject to the terms and conditions set forth in this Agreement and in reliance on the representations and warranties contained herein, CCO hereby grants to the Purchaser options to purchase additional CPC Common Stock as follows:

                  (i) At the Closing, CCO shall grant to the Purchaser an irrevocable first option to purchase up to an additional fifty-four (54) shares of CPC Common Stock on the following basis:

                       (a) On or before May 1, 1993, up to six (6) shares for $40,000.00 per share;
                       (b) On or before November 1, 1993, up to six (6) shares for $40,000.00 per share;
                       (c) On or before May 1, 1994, up to six (6) shares for $40,000.00 per share;
                       (d) On or before November 1, 1994, up to six (6) shares for $40,000.00 per share;
                       (e) On or before May 1, 1995, up to six (6) shares for $40,000.00 per share;
                       (f) On or before November 1, 1995, up to six (6) shares for $40,000.00 per share

                       (g) On or before May 1, 1996, up to six (6) shares for $40,000.00 per share;
                       (h) On or before November 1, 1996, up to six (6) shares for $40,000.00 per share;
                       (i) On or before May 1, 1997, up to six (6) shares for $40,000.00 per share;
                       (j) Purchaser, in its sole discretion, may unilaterally extend each option described in Section 2.A.(i)(a ) through Section 2.A.(i)(i) above:
                             (x)  for a period  of  up  to  thirty (30) days  by
giving prior written notice to CCO; and
                             (y)  for  a  period  of  up  to  one  (1)  year  by
purchasing three (3) shares for $40,000 per share on or before the date stated in each such option.

                  (ii) At the Closing, CCO shall grant to the Purchaser an irrevocable second option to purchase the twenty-one (21) shares of CPC Common Stock which are subject to a first option to purchase which CCO previously granted to John J. D'Alessandro, M.D., F.A.C.S., ("D'Alessandro") pursuant to that certain Agreement dated December 3, 1991, between D'Alessandro and CCO attached hereto as Exhibit B and made a part hereof, (the "D'Alessandro Agreement"), on the following basis:

                       (a) CCO shall notify the Purchaser in writing within ten (10) days after the first to occur of either:
                             (x)  D'Alessandro's exercise of his options; or
                             (y)  the lapse of D'Alessandro's options.

                       (b) In the event D'Alessandro's options lapse, then the Purchaser may purchase at $40,000.00 per share the shares previously subject to D'Alessandro's options within ninety (90) days of the Purchaser's receipt of CCO's written notice to the Purchaser pursuant to Section 2.A.(ii)(a) above. CCO shall not amend the D'Alessandro Agreement in any manner without the prior written consent of the Purchaser. In the event the Purchaser purchases the shares previously subject to D'Alessandro's options, then the Purchaser, at its option, shall be entitled to convert such shares into a royalty interest or CCO Common Stock according to the terms and conditions of the D'Alessandro Agreement or this Agreement.

                  (iii) In the event the Purchaser exercises any or all of the options granted pursuant to Section 2.A.(i) and 2.A.(ii), the closing of the exercise of such options (the "Option Closings") shall be at the time and place designated by Purchaser. At each such Option Closing, the Purchaser shall deliver to CCO the purchase price (the "Option Purchase Price") for the shares of CPC Common Stock to be purchased by the Purchaser. At each such Option Closing, CCO shall deliver to the Purchaser stock certificates evidencing the shares of CPC Common Stock to be purchased, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and shall take, or cause CPC to take, all other actions necessary to constitute the Purchaser the owner and holder of such shares, free and clear of any lien or encumbrance or restriction.

                  (iv) At the Closing, CCO shall place a legend satisfactory to the Purchaser on the stock certificates evidencing fifty-four (54) CPC shares subject to the Purchaser's irrevocable first option and twenty-one (21) CPC shares subject to the Purchaser's irrevocable second option.

                  B. Use of Option Purchase Price. CCO shall use the Option Purchase Price as follows:

                  (i) A minimum of fifty percent (50%) of the Option Purchase Price shall be promptly advanced by CCO to CPC and shall be used by CPC solely for the exploration and extraction of oil and other minerals on the property subject to CPC's Drilling Leases and expenses related thereto.

                  (ii) The remaining portion of the Option Purchase Price may be used for any proper business purposes of CCO.

                  C.   Additional Conditions Precedent.

                  (i) As a condition precedent to each purchase and sale described in Sections 1 and 2 hereof and as a condition precedent to each exchange described in Section 3 hereof, CCO and CPC shall reaffirm in writing each of the representations and warranties set forth in Section 5 hereof.

                  (ii) As a condition precedent to each purchase and sale described in Sections 1 and 2 hereof, and as a condition precedent to each exchange contemplated by Section 3 hereof, CCO shall cause to be delivered to the Purchaser an opinion of counsel to CPC substantially in the form set forth as Exhibit A hereto and such other documents and certificates reasonably requested by the Purchaser.

         3.       EXCHANGE OF SHARES.

         A. Exchange Privilege. At the election of Purchaser, any share of CPC Common Stock owned by the Purchaser may be exchanged into fully paid and non-assessable shares of common stock of CCO ("CCO Common Stock"), on the basis of 100,000 shares of CCO Common Stock for each share of CPC Common Stock.

         B. Manner of Exchange. Any share of CPC Common Stock may be exchanged by the Purchaser by surrender of such share (the "Exchanged Share") with a written notice requesting an exchange pursuant to the terms hereto, duly executed by the Purchaser to CCO at its principal office. The exchange shall be deemed to have been effected at the close of business on the date on which the Exchanged Share(s) shall have been surrendered to CCO, and at such time the appropriate number of shares of CCO Common Stock shall be issued by CCO to the Purchaser and CCO shall take all action necessary to constitute the Purchaser the owner and holder of such shares, free and clear of any lien or encumbrance or restriction.

         C. Delivery of Share Certificates Fractional Shares. As promptly as practicable after the surrender of the Exchanged Share(s), and in any event within 15 days thereafter, CCO at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Purchaser, or delivered to such other person as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes) may direct, a certificate or certificates representing the number of shares of CCO Common Stock to which the Purchaser shall be entitled upon such exchange. No fractional share of CCO Common Stock or scrip representing such fractional share shall be issued upon exchange hereunder. If any fractional share otherwise would be deliverable upon exchange, such fraction shall be rounded up if one-half or more or otherwise rounded down, to the nearest whole number.

         D. Compliance with Laws. Upon any such exchange, Purchaser shall provide CCO with such customary investment representations reasonably requested by CCO to assure that such exchange complies with applicable federal and state securities laws.

         E. Reservation of Shares. CCO shall reserve for issuance pursuant to such exchange rights 8,100,000 shares of CCO Common Stock and shall increase or decrease such number of CCO shares so reserved to reflect adjustments, if any, in the total number of such shares issuable upon Purchaser's exercise of the right to exchange shares.

         F. Exchange for Royalty. The Purchaser may, at the Purchaser's option, exchange all or any of the shares of CPC Common Stock acquired by the Purchaser pursuant to this Agreement for an overriding royalty, in the form attached hereto as Exhibit C and made a party hereof, (the "Royalty"), and as more fully described below. The Royalty shall entitle the Purchaser to receive from CPC an amount equal to the number of shares of CPC Common Stock exchanged by the Purchaser for the Royalty divided by the total number of shares of CPC Common Stock outstanding (the "Royalty Percentage") at the time of such exchange multiplied by (a) the gross amounts received by CPC or its successors in interest from the sale of oil, gas or other minerals produced from the so called "working interest" areas of CPC's Drilling Leases 224-A, 224-B and 248, all as modified and amended to the date hereof, divided by 8; and (b) the amounts received by CPC or its successor in interest as an overriding royalty pursuant to Section 4, Paragraph 2 of that certain Memorandum of Settlement dated January 6, 1976 by and between the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida and CPC. Notwithstanding anything herein to the contrary, in the event the Purchaser exchanges all sixty (60) shares of CPC Common Stock for the Royalty, which is the total number of shares the Purchaser may acquire through the Purchaser's initial purchase pursuant to Section 1 and the exercise of the options pursuant to Section 2.A.(i), such Royalty shall entitle the Purchaser to a minimum of (a) 2.57% of the gross amounts resulting from the sale of oil, gas or other minerals produced from the "working interest" areas of CPC's Drilling Leases 224-A, 224-B and 248, all as modified and amended to the date hereof; and (b) 20.55% of the amounts resulting from the overriding royalty pursuant to Section 4, Paragraph 2 of that certain Memorandum of Settlement dated January 6, 1976 by and between the Board of Trustees of the

Internal Improvement Trust Fund of the State of Florida and CPC. Royalty payments shall be made quarterly no later than the 15th day of January, April, July and October of each year for the quarter ended on the last day of the immediately preceding month. CPC shall not grant, bargain, sell, convey, assign, transfer, set over or deliver its interest in the Royalty or any part thereof to any party except as provided herein. Until the Royalty is acquired by the Purchaser, CPC shall make no payment pursuant to the Royalty. Upon the acquisition of the Royalty by the Purchaser, CPC shall make payments pursuant to the Royalty in accordance with the terms of the Royalty.

         G. Disposition of Leasehold Interest. The parties hereto acknowledge that some or all of CPC's Florida oil, gas and mineral leasehold rights may have been or may be voluntarily or involuntarily transferred, diminished, or extinguished. Such transfer, diminution or extinguishment may have occurred or may occur (i) as a result of partial, temporary or total condemnation of such interests by governmental agencies, (ii) as a result of theft, conversion or other unauthorized taking by one or more persons, or (iii) as a result of a voluntary transfer or transfers by CPC. In the event that CPC receives consideration from any source whatsoever upon or as a result of any such transfer, diminution or extinguishment of its leasehold interests, and if Purchaser has acquired a Royalty pursuant hereto, CPC shall promptly pay Purchaser an amount equal to the Royalty Percentage owned by the Purchaser multiplied by the total consideration so received by CPC. Upon such payment by CPC to the Purchaser, the royalty rights with respect to that portion of the leasehold rights transferred, diminished or extinguished shall terminate and be of no further force or effect.

         4.       ANTI-DILUTION.

         A. Stock Adjustments. In the event that after the date hereof, CPC or CCO shall have effected one or more stock splits, stock dividends, mergers, reorganizations, consolidations, combinations or exchanges of shares, recapitalization or similar capital adjustments, CCO shall adjust equitably the number, kind and option price of the remaining shares of CPC Common Stock that the Purchaser may purchase hereunder in order to avoid dilution or enlargement of the Purchaser's rights granted under Sections 1 and 2 hereof; and CCO shall similarly adjust equitably the exchange ratio in order to avoid dilution or enlargement of the Purchaser's rights granted under Section 3 hereof.

         B. Stock in Cancellation of Indebtedness. In the event that after the date hereof, CPC shall issue to CCO shares of CPC Common Stock in exchange for or otherwise in consideration of the cancellation or satisfaction of CPC's outstanding indebtedness to CCO, then CCO shall forthwith transfer to the Purchaser, without further consideration, shares of CPC Common Stock so that the Purchaser's percentage ownership of CPC shares outstanding after such issuance at least equals the Purchaser's percentage ownership of such shares immediately prior to such issuance.

         C. CCO Stock Issuance. In the event that after the date hereof, CCO shall issue shares of its common stock at a per share price less than forty cents ($.40) or shall issue other securities convertible into shares of its common stock where the total per share price of such common stock (based on the purchase price of such other securities and the conversion price, if any) is less than forty cents ($.40), then the value of each CCO share issuable to the Purchaser pursuant to Section 3 hereof shall be reduced from forty cents ($.40) to the lowest per share price at which CCO shall have issued shares during such period, thereby changing the exchange ratio for the number of CCO shares deliverable for each share of CPC Common Stock exchanged. The foregoing notwithstanding, no such reduction in the value of each CCO share shall occur as a result of or with respect to any issuance of shares by CCO pursuant to an offering in which all of its then present shareholders are entitled to participate on a pro rata basis.

         D. CPC Stock Issuance. In the event that after the date hereof, CPC shall issue shares of its common stock, CPC shall provide the Purchaser with sixty (60) days prior written notice of the proposed stock issuance and a first option to acquire a proportional amount of such shares necessary to maintain the Purchaser's then current ownership percentage.

         5. REPRESENTATIONS AND WARRANTIES OF CCO AND CPC. The representations and warranties of CCO and CPC set out below are made by each company on its own behalf and not on behalf of the other. For purposes of this Agreement, the term "Companies" refers to CCO and CPC. The Companies represent and warrant to the Purchaser as follows:

         A. Organization and Good Standing. The Companies are corporations duly organized, validly existing and in good standing under the laws of either Bermuda or Florida as applicable, and have full corporate power and authority
(i) to enter into and perform their obligations under this Agreement, (ii) to sell or issue CCO Common Stock or CPC Common Stock as the case may be, (iii) to pay the Royalty and (iv) to own or lease their properties and to conduct their businesses as they are now being conducted. Each of CCO and CPC is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which the conduct of its business or the ownership or lease of property by it require such qualification. True and complete copies of the CCO's and CPC's Certificates of Incorporation and By-Laws (together with all amendments thereto) are annexed hereto as Exhibit D.

         B.       Capitalization.

         (i) As of the date hereof, the authorized capital stock of CCO consists of 100,000,000 shares of Common Stock, par value $0.12 per share, of which (A) 33,363,632 shares are presently issued and outstanding, (B) 375,000 shares are reserved for issuance pursuant to stock options granted to certain directors and employees of the Companies, (C) no shares are held by CCO as treasury stock, (D) 6,000,000 shares shall be reserved for issuance to Purchaser in the event Purchaser exercises the options contained in Section 2 and the exchange rights contained in Section 3, and (E) 2,100,000 shares are reserved for issuance pursuant to the D'Alessandro Agreement. All of the issued and outstanding shares of CCO Common Stock are validly issued, fully paid and nonassessable and are free of preemptive rights. Except for this Agreement and except as set forth in CCO's Annual Report on Form 10-K for the year ended December 31, 1991 and CCO's

Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 (the "Form 10-Q"), there is no existing option, warrant, call, commitment or other agreement to which CCO is a party, and there are no convertible securities of CCO outstanding, pursuant to which CCO may become obligated to issue any additional shares of CCO Common Stock or other securities convertible into or evidencing the right to purchase shares of CCO Common Stock or other equity securities of CCO. Except as set forth in the D'Alessandro Agreement, neither the sale of CPC Common Stock nor the exchange rights granted herein to acquire shares of CCO Common Stock will give rise to any antidilution adjustments under the terms of any outstanding options, warrants or convertible securities of CCO or any agreements to which CCO is a party, or any preemptive rights.

         (ii) As of the date hereof, the authorized capital stock of CPC consists of 5,000 shares of common stock, no par value, ("CPC Common Stock"), of which (A) 292 shares are presently issued and outstanding, (B) no shares are reserved for issuance for specific purposes and (C) no shares are held by CPC as treasury stock. All of the issued and outstanding shares of CPC Common Stock are validly issued, fully paid and non-assessable and are free of preemptive rights. There are no convertible securities of CPC outstanding pursuant to which CPC may become obligated to issue any additional shares of CPC Common Stock or other securities convertible into or evidencing the right to purchase shares of CPC Common Stock or other equity securities of CPC.

         (iii) The total number of CPC shares outstanding shall not exceed 292 shares; provided, however, that if CPC or CCO, upon the receipt by CPC of the governmental permit(s) for the extraction of oil and other minerals on the property subject to CPC's leasehold interests, requires additional equity financing to accomplish such extraction and related activities, then CPC may issue additional capital stock to raise the necessary capital provided that CPC gives Purchaser the opportunity to protect its equity ownership percentage from dilution in CPC by participating in such stock offering on the same basis as any other persons who participate in such stock offering.

         C.       Subsidiaries.  The Companies do not have any subsidiaries.

         D.       Execution and Effect of Agreement.

         (i) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (A) are within the corporate powers of the Companies, (B) have been duly authorized by all necessary corporate action on the part of the Companies, and (C) do not and will not (1) violate any of the provisions of the respective Certificates of Incorporation or By-Laws of CCO and CPC or any law, regulation, order or judgment, (2) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any term of any agreement to which CCO or CPC is a party, or constitute a default thereunder, or
(3) result in the creation of any lien, claim or encumbrance upon any of the assets of either CCO or CPC.

         (ii) This Agreement has been validly executed and constitutes the legal, valid and binding obligation of the Companies, enforceable against the Companies in accordance with its terms.

         (iii) The Royalty, when paid and delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of CPC, enforceable against CPC in accordance with its terms.

         E. Financial Statements. CCO has delivered to the Purchaser true and complete copies of (i) CCO's Annual Report on Form 10-K for the years ended December 31, 1990 and December 31, 1991 (the "Form 10-K") containing an audited consolidated balance sheet of CCO as at December 31, 1990 and December 31, 1991 and related audited consolidated statements of operations and cash flows of CCO for the year then ended, (ii) the Form 10-Q containing an unaudited consolidated balance sheet of CCO as at June 30, 1992 and related unaudited consolidated statements of operations and cash flows for the interim period then ended, and
(iii) unaudited consolidating balance sheets as at December 31, 1990, December 31, 1991 and June 30, 1992 and related unaudited consolidating statements of operations and cash flows for the foregoing period. The foregoing financial statements (i) are complete, correct and in accordance with the books and records of CCO as of the date and for the period indicated, (ii) have been prepared in accordance with generally accepted accounting principles and in conformity with the practices consistently applied by CCO in the immediately preceding fiscal periods, and (iii) present fairly the financial position, results of operations and changes in financial position of CCO as at the respective dates thereof and for the respective periods covered thereby. For the purposes hereof, the audited balance sheet of the Company as at December 31, 1991 is referred to herein as the "Balance Sheet," and December 31, 1991 is referred to herein as the "Balance Sheet Date."

         F. No Undisclosed Liabilities. At the Balance Sheet Date, CCO had no material indebtedness or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which is not reflected in the Balance Sheet or the notes thereto or disclosed herein or in a schedule hereto. Since the Balance Sheet Date, CCO has not incurred any obligation, indebtedness or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which is not reflected in the Balance Sheet or the notes thereto or disclosed herein or in a schedule hereto or in the Company's report on Form 10-Q for the period ended June 30, 1992.

         G. Taxes. Since the Balance Sheet Date, the Companies have complied with all tax laws in all jurisdictions in which they are or have been subject to taxation of any nature whatsoever and have timely filed all federal, state and local tax returns which are required to be filed by them and have paid all taxes and interest and penalties, if any, to the extent such taxes have become due and payable.

         H. No Adverse Change. Since the Balance Sheet Date, there has been no change in the business, prospects, properties, assets or financial condition of CCO from that shown in the Balance Sheet, other than (i) changes shown in the unaudited balance sheet included in the Form 10-Q, and (ii) changes occurring subsequent to the date of such unaudited balance sheet in the ordinary course of business or otherwise specifically disclosed in a schedule hereto, which changes, in the aggregate, have not materially adversely affected the business, prospects, properties, assets or financial condition of the Companies.

         I. Securities Law Compliance. The sale or issuance as the case may be of CPC or CCO Common Stock and the payment of the Royalty pursuant to the terms hereof are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any state securities or Blue Sky law. The Form 10-K, the Form 10-Q and all registration statements, reports and documents (including exhibits) filed since January 1, 1989 by CCO with the Securities and Exchange Commission (hereinafter the "Commission") when so filed
(i) complied in all material respects with the applicable requirements of the Securities Act, the Securities and Exchange Act of 1934, as amended (hereinafter the "Exchange Act") and the rules and regulations promulgated by the Commission under the Securities Act and the Exchange Act (the "Rules and Regulations"),
(ii) contained all statements required to be stated therein by the Securities Act, the Exchange Act and the Rules and Regulations, (iii) did not contain any untrue statement of a material fact and (iv) did not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. CCO has filed all reports that it is obligated to file with the Commission through the date thereof pursuant to the Securities Act and the Exchange Act (including current reports on Form 8-K under the Exchange Act).

         J. Business and Properties. The description of CCO, its business and properties contained in the Form 10-K is true, complete and correct.

         K.  Litigation.  Except as set forth in the Form 10-K and the Form 10-Q
(i) there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of the Companies, threatened against the Companies, and its officers and directors in their capacity as such, or commenced by the Companies and presently pending, (ii) to the best of the Companies, knowledge, there is no basis for the commencement of any action, suit, proceeding, claim or investigation against them and (iii) there is no outstanding order, injunction or decree of any court or governmental agency against or affecting the Companies, except an order of the United States District Court for the District of Columbia dated November 2, 1981, enjoining CCO from violations of certain federal securities laws.

         L. Permits; Compliance with Laws. CPC and CCO have all necessary permits, licenses and governmental authorizations required for, and have complied in all material respects with all laws (including, without limitation, the federal and state environmental laws), regulations and court and governmental orders applicable thereto, affecting the ownership or occupancy of their properties and assets and the carrying on of their businesses.

         M.  Insurance.   The  Companies  insurance  coverage  is  adequate  and
appropriate in light of the foreseeable business risks to which they are subject and the resources of the Companies.

         N. Material Obligations. Except as filed with the Commission as an exhibit to the Form 10-K or the Form 10-Q, neither CCO nor CPC is a party to nor is any of their property subject to or bound by any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other instrument or document (each a "Material Contract"). The Companies have performed in all respect all of the material obligations required to be performed by each of them to date and are not in default in any material respect under any Material Contract and each of the Companies do not know of any condition or state of facts which is likely to cause or create a default or defaults on its part to any Material Contract; provided, however, that the Trustees of the Internal Improvement Fund of the State of Florida have claimed that CPC has breached provisions of certain oil and gas exploration leases and that such leases have been terminated. To the best of the Companies' knowledge, no other party to any such Material Contract is in default in any material respect thereunder. Except as disclosed herein or in a schedule hereto, neither of the Companies nor any of their officers is a party to any non-competition or similar agreement that in any way limits or restricts the Companies in the conduct of their business.

         O. Labor Disputes. There are no strikes or other labor disputes against the Companies pending or, to the knowledge of the Companies, threatened.

         P. ERISA. The Companies have no "employee  benefit plan," as defined by
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, other than so called SEP-IRA accounts maintained for two officers of CPC.

         Q. Share Validity and Encumbrances. The shares of Common Stock of CCO and CPC to be sold or issued to the Purchaser will be validly issued and outstanding, fully paid and nonassessable, and no personal liability will attach to the ownership thereof. CCO is and will be, at the time of sale, the sole and exclusive owner of all shares of CPC Common Stock sold to the Purchaser, and such shares shall be free and clear of all pledges, liens, claims and encumbrances.

         R. No Misrepresentation. No representation or warranty of the Companies contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished, or to be furnished, by the Companies to the Purchaser pursuant to the terms hereof, contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

         S. Registration Rights. Prior to the date hereof, except as set forth in the D'Alessandro Agreement, CCO has not granted to any party any rights to demand or require the registration of any securities of CCO under the Securities Act, or to have securities of CCO included in a registration statement filed or proposed to be filed by CCO under the Securities Act.

         T. Drilling Leases. Drilling Leases 224-A, 224-B and 248, attached hereto as Exhibit E and made a part hereof, (the "Drilling Leases") are in full force and effect except to the extent that those leases may be altered, modified, revoked, forfeited or otherwise rendered invalid by the State of Florida pursuant to any actions made the subject of litigation currently pending between CPC and other parties.

         U. Royalty Interests. The Royalty Interests CPC owns in 2,450,000 acres in and offshore the State of Florida, attached hereto as Exhibit F and made a part hereof, (the "Royalty Interests"), are in full force and effect.

         V. Acknowledgement of Benefits. CCO and CPC acknowledge the substantial benefits they will derive as a result of Purchaser's purchase of the CPC share which benefits include not only the proceeds resulting from Purchaser's purchase, which are necessary to fund the continued exploration relating to CPC leasehold interests and other corporate purposes, but also that Purchaser's involvement will enhance CCO and CPC's ability to carry out the corporate activities relating to the leasehold interests.

         W. No Brokers or Finders. Neither CCO nor CPC nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for CCO or CPC, in connection with this Agreement or the transactions contemplated hereby.

         6.       INDEMNIFICATION AND SURVIVAL
                  OF REPRESENTATIONS WARRANTIES AND COVENANTS.

         A. Survival. All representations, warranties, covenants, indemnities and agreements included or provided in this Agreement shall survive the Closing Date and shall thereafter remain in full force and effect for so long as the Purchaser owns either CPC Common Stock, CCO Common Stock or the Royalty.

         B. Indemnification. From and after the Closing Date, CCO and CPC shall jointly and severally indemnify and hold the Purchaser harmless from any and all damages, losses, costs, liabilities or expenses, including reasonable attorneys' fees incurred by the Purchaser by reason of the incorrectness or breach of any of the representations, warranties or covenants made by CCO or CPC in this Agreement. From and after the Closing Date, the Purchaser shall indemnify and hold the Companies harmless from any and all damages, losses, costs, liabilities or expenses, including reasonable attorneys' fees incurred by the Companies by reason of the incorrectness or breach of any of the representations made by the Purchaser to the Companies pursuant to Section 3.D of this Agreement.

         7.       REGISTRATION OF CCO STOCK.

         A. Registration Rights. If at any time CCO shall plan or be required to file with the Securities and Exchange Commission a registration statement under the Securities Act for the sale by it or by any of its investors of shares of its Common Stock, CCO, at CCO's expense, will permit the Purchaser upon receipt (within 25 calendar days after written notice from CCO) of a written request from Purchaser setting forth the number of shares to be included in such registration statement, to have such shares included in such registration statements or to be made the subject of a separate registration statement sufficient to permit the registration of such shares pursuant to the requirements of Rule 415 promulgated under the Securities Act of 1933 relating to sales by selling security holders; provided, however, that (i) CCO need not so register fewer than 1,000 shares in any such registration statement, (ii) CCO shall not be obligated to include such shares unless Purchaser reasonably cooperates in supplying information reasonably requested by CCO for use in the preparation and filing of such statement, and (iii) CCO shall not be obligated to include such shares if CCO shall agree in writing within 15 days after receipt from Purchaser of written notice that Purchaser seeks to have such shares registered to purchase from Purchaser at a price agreed upon by Purchaser and CCO within said 15 days the shares which Purchaser would have included, and
(iv) CCO shall not be required to have shares of Purchaser included in or registered with more than two registration statements under this Section 7. Any shares to be sold by the Purchaser pursuant to a registration statement under this Section 7 shall be subject to all the applicable terms, conditions and restrictions, to which such registration statement and the public offering covered thereby are subject.

         B. Agreement of Purchaser. From the time it receives notice under the foregoing Paragraph A of a proposed offering until 90 days (or such longer period as the underwriter managing the offering may reasonably specify) after completion thereof; Purchaser shall refrain from any registration, offer or sale of any of its shares of CCO and CPC stock not included in the proposed offering, unless in the opinion of the underwriter managing the offering such registration, offer or sale would not materially adversely affect the offering.

         C. Costs. Subject to the limitations contained in this Section 7, the entire cost and expense of any registration or qualifications pursuant to this Agreement shall be borne by CCO. The costs and expenses to be so borne by CCO shall include, without limitation, the fees and expenses of its counsel and of its accountants and all other costs and expenses of CCO incident to the preparation, printing and filing under the 1933 Act of the registration statement and all amendments (including post-effective amendments) and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and the costs and expenses incurred by CCO in connection with the qualification of the shares under the Blue Sky laws of various jurisdictions.

         8.       ADDITIONAL COVENANTS OF CCO AND CPC.   The  Companies  jointly
and severally covenant and agree with the Purchaser as follows:

         A. Settlement of Lawsuits. Neither CPC nor CCO shall settle or agree to settle any lawsuit to which either CPC or CCO is a party, including, without limitation, the CPC lawsuits pending in the Circuit Court for Leon County, Florida with the Trustees of the Internal Improvement Trust Fund of the State of Florida, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

         B. Dividends and Distributions. At such time as the business of CPC permits and to the extent permitted by law after reserving an amount reasonably necessary, consistent with good business practices, CPC shall pay dividends and make other distributions to all the CPC shareholders on a pro rata basis on a regular basis, but in no event less regularly than annually.

         C. Transfer of Assets. Except as contemplated by this Agreement, CPC shall not sell, transfer, assign or pledge any of the material assets of CPC, including without limitation, the Drilling Leases or interests of any kind therein.

         D. Material Investments. CPC shall not make any material investment of any kind whatsoever outside the ordinary course of business.

         E. Articles and Bylaws. Except as required by law or regulation, CPC shall not amend its articles of incorporation or by-laws.

         F. Lines of Business. CPC shall not enter into any new line of business.

         G. Conduct of Business. The Companies shall conduct their respective businesses in, and only in, the usual, regular and ordinary course of business consistent with past practice, and the officers and directors shall at all times use prudent business judgment equivalent to the standard observed by a prudent trustee dealing with property of another.

         H. Financial Reports. CCO and CPC shall submit to the Purchaser such financial and other reports and information as is requested by the Purchaser, including, without limitation, quarterly comparative consolidated and consolidating financial statements of CCO within forty-five (45) days of the end of each calendar quarter and annual comparative consolidated and consolidating financial statements of CCO within ninety (90) days of the end of each fiscal year. The Purchaser shall execute a Confidentiality Agreement, in the form attached hereto as Exhibit G, prior to receiving such financial reports.

         I. Access. CPC shall permit the Purchaser and its agents access to all of its properties, books, contracts, commitments and records upon request by the Purchaser. The Purchaser shall execute a Confidentiality Agreement, in the form attached hereto as Exhibit G, prior to receiving such access.

         J. Representations and Warranties. CCO and CPC shall use their best efforts to cause the representations and warranties contained in this Agreement to be true and correct at all times.

         K. Opt Out of ss.607.0901 and 607.0902. Upon the request of the Purchaser, CCO and CPC shall take such corporate action as is necessary so that Florida Statutes Sections 607.0901 and 607.0902 shall not apply to either CCO or CPC or to the Purchaser or the shares of CPC Common Stock acquired by the Purchaser pursuant to this Agreement.

         L. Revised Structure. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall have the right to revise the structure of the purchase described in Sections 1 and 2 and the exchanges described in Section 3 provided that such revised structure shall not have a materially adverse financial effect on CCO or CPC.

         M. Intercompany Payments. CPC shall not make any payments of any kind to CCO beyond such payments as are reasonably necessary in the ordinary course of business.

         N. Right of First Refusal. CCO hereby grants the Purchaser a right of first refusal on any and all shares of CPC Common Stock owned by CCO or hereafter acquired. Subject to the right of first refusal, CCO shall not sell the shares of CPC Common Stock owned by CCO unless the Purchaser is entitled to sell the shares of CPC Common Stock owned by the Purchaser on the same terms and conditions as CCO.

         O.  Duration.  The  foregoing  terms and  covenants  contained  in this
Section 8 remain in effect so long as the Purchaser has exercised its most current option pursuant to Section 2.A(i).

         9.       DEFAULTS AND REMEDIES.

         A. Defaults. Any unexcused refusal or failure by CCO or CPC to perform any of the covenants contained in this Agreement shall be a default.

         B. Remedies. Upon any default by either CCO or CPC, the Purchaser shall be entitled to pursue all of its legal and equitable remedies including, without limitation, the right to recover damages and the right to rescind the purchase of shares of CPC Common Stock for which CCO and CPC shall promptly return to the Purchaser the Purchase Price.

         10.      NOTICES.

         All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

         (a)      If to Purchaser, to:
                           Lykes Minerals Corp.
                           111 E. Madison Street - Suite 2000
                           P.O. Box 1690
                           Tampa, Florida  33601
ATTN:                      Tom L. Rankin, President

With copy to:              Macfarlane Ferguson
                           111 E. Madison Street - Suite 2300
                           P.O. Box 1531
                           Tampa, Florida  33601
ATTN:                      Nathan B. Simpson, Esq.

         (b)      If to CCO or CPC, to:
                           Coastal Petroleum Company
                           P.O. Box 10387
                           Tallahassee, Florida  32302
ATTN:                      Phillip W. Ware, President

With copy to:              Coastal Caribbean Oils & Minerals, Ltd.
                           c/o Gherardi & O'Donnell Associates
                           241 Main Street
                           Hartford, Connecticut  06103

or to such other person or address as any party shall have specified by notice in writing to the other.

         11.      LAW GOVERNING AGREEMENT.

         This Agreement will be governed by the laws of the State of Florida (without giving effect to rule of law relating to conflict of laws), and the parties shall accept the jurisdiction of the state and federal courts in the State of Florida.

         12.      PARTIES BOUND.

         This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns.

         13. ASSIGNMENT. Except as permitted in this Section 13, this Agreement shall not be assigned by any party hereto without the prior written consent of the other party hereto. Notwithstanding anything in this Agreement to the contrary, the Purchaser, in its sole discretion, may assign this Agreement to a direct or indirect subsidiary of the Purchaser or direct or indirect parent of the Purchaser.

         14. PUBLIC ANNOUNCEMENTS. The parties agree that no statement or public disclosure concerning this Agreement or the transactions contemplated by this Agreement shall be made or released, except with the prior written consent of the Purchaser, and except for the statement contained in Exhibit H attached hereto and as required by law.

         15. EXPENSES. Each of the parties hereto shall pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

         16. FURTHER ASSURANCES. From time to time, at the request of any party (whether at or after Closing), the other parties shall execute and deliver such further instruments and shall take such other actions as the requesting party may reasonably request in order to more effectively convey out the intent of this Agreement.

         17. AMENDMENT AND MODIFICATION. The parties may amend, modify or supplement this Agreement only in the form of a written agreement signed by all of the parties.

         18. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. ENTIRE AGREEMENT. This Agreement and other documents specifically referred to herein which from a part hereof contain the entire understanding of the parties in respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

         20. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by operation of law or otherwise, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement invalid or unenforceable.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.


                                    LYKES MINERALS CORP.

                                    By:  /s/___________________________
                                    Name:    Tom L. Rankin
                                    Title:   Chairman of the Board and President



                                    COASTAL CARIBBEAN OILS
                                      & MINERALS, LTD.


                                    By:  /s/___________________________
                                    Name:    Phillip W. Ware
                                    Title:   Director, Vice President

                                    COASTAL PETROLEUM COMPANY

                                    By:  /s/___________________________
                                    Name:    Phillip W. Ware
                                    Title:   President